UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2010

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Department of Energy Agreement Modification

As previously disclosed, on January 13, 2010, the U.S. Department of Energy ("DOE") executed an Assistance Agreement (the "Assistance Agreement") in the amount of $45,145,534 with UQM Technologies, Inc. (the "Company") under the American Recovery and Reinvestment Act (the "Act"). The Assistance Agreement provides funds to facilitate the manufacture and deployment of electric drive vehicles, batteries and electric drive vehicle components in the United States. Pursuant to the terms of the Assistance Agreement, the DOE will reimburse the Company for 50 percent of qualifying costs incurred on or after August 5, 2009 for the purchase of facilities, tooling and manufacturing equipment, and for engineering related to product qualification and testing of its electric propulsion systems. The period of the Assistance Agreement is through January 12, 2013.

Under the Assistance Agreement, funding for qualifying project costs incurred subsequent to August 5, 2009 was to be limited to $8.1 million until various conditions (the "Initial Period Conditions") were satisfied. In the event the conditions were not satisfied by the date stated in the Agreement, (the "Initial Period Conditions Date"), the Agreement could be terminated. The Assistance Agreement has been amended three previous times to extend the Initial Period Conditions Date, the most recent extension of which was to September 8, 2010. In addition, the prior modifications amended certain provisions related to rights in data, the statement of project objectives and the periodic program reporting requirements.

On September 7, 2010 the DOE issued an additional modification ("Modification No. 4") to the Assistance Agreement to raise the reimbursement ceiling from $8.1 million to $32 million and remove the Initial Period Conditions, other than the requirement to provide the DOE evidence that the Company had secured fully committed funding for its $45.1 million matching obligation. The date for providing such evidence was extended from January 12, 2010 to July 13, 2011.

This description of Modification No. 4 and the Assistance Agreement is qualified in its entirety by reference to Modification No. 4, a copy of which is filed as Exhibit 10.1 to this report; Modification No. 3, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed August 25, 2010; Modification No. 2, a copy of which is filed as exhibit 10.1 to the Company's Current Report on Form 8-K filed June 23, 2010; Modification No. 1, a copy of which is filed as exhibit 10.1 to the Company's Current Report on Form 8-K filed May 17, 2010; and the Assistance Agreement, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed January 20, 2010 which are incorporated herein by reference.

The Company issued a press release today regarding $2.1 million that is immediately billable to the DOE as a result of Modification No. 4 for qualifying product qualification and testing costs incurred from August 5, 2009 through July 31, 2010, a copy of which is filed as exhibit 99.1 to this report.

To date, the Company has received reimbursements from the DOE under the Assistance Agreement for facilities and equipment totaling $5.5 million.

The Company expects to meet its remaining condition under the Assistance Agreement related to securing additional cost-sharing funds from operating cash flows, if any, or from the sale of common stock under its registration statement on the Form S-3 (File No. 333-160913) previously filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Modification No. 4 to the Assistance Agreement (Award No. DE-EE0002407) effective September 7, 2010 between UQM Technologies, Inc. and the U.S. Department of Energy.

99.1	UQM Technologies Press Release dated September 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: September 9, 2010	By: /s/ DONALD A. FRENCH
Donald A. French
Treasurer, Secretary and Chief
Financial Officer